SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2000
                          BENTLEY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         MISSOURI                    0-19503                 43-1325291
(State or other jurisdiction   (Commission File No.)     (IRS Employer ID No.)
 of organization)

         9719 Conway Road                                    63124
         St. Louis, Missouri                               (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (314) 569-1659


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ITEM 5.  OTHER EVENTS.

         On February 2, 2000, Bentley International, Inc. (the "Corporation") made an initial distribution of $1.55 per share to shareholders of record as of November 5, 1999, pursuant to the Plan of Liquidation approved by the shareholders on September 27, 1999. The Corporation will be completely liquidated as soon as possible following payment of all liabilities of the Corporation. Management plans that the Articles of Dissolution filed with the Secretary of State of Missouri, effective November 5, 1999, will not be revoked as permitted for 120 days after the effective date under Missouri law. As previously reported on a Form 8-K of the Corporation dated October 12, 1999, the Board of Directors authorized the officers of the Corporation to file Articles of Dissolution with respect to the Corporation with the Secretary of State of Missouri with an effective date of November 5, 1999 and in connection with such dissolution directed that the share transfer books of the Corporation be closed on November 5, 1999.


Note: This Form 8-K contains certain forward looking statements of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as the planned liquidation and dissolution of the Corporation. The results of management's plans are beyond the ability of the Company to control. Economic conditions, investment performance, the resolution of litigation and other factors could cause materially different results from those planned by management.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 3, 2000

                                      BENTLEY INTERNATIONAL, INC.

                                      By   /s/ Lloyd R. Abrams
                                           Lloyd R. Abrams, President and
                                           Chief Executive Officer